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                        SUBSIDIARIES OF THE REGISTRANT
Exhibit 21
                                                      Percentage of Voting
                                                      Securities Owned By
                                                      Immediate Parent as
                                                      of August 31, 1995
                                                      --------------------
Parent of the Registrant
 Robert L. Parker                                     7% of Common Stock
                                                      (7% of voting
                                                      securities assuming
                                                      full dilution)
Consolidated subsidiaries of the Registrant
 (Jurisdiction of incorporation):
 Parker Drilling Company of South America, Inc. (Oklahoma)              100%
 Parker Drilling Company of Oklahoma, Inc. (Oklahoma)                   100%
 Parker Technology, Inc. (Oklahoma) <F1>                                100%
 Vance Systems Engineering, Inc. (Texas) <F2>                           100%
 Parker Drilling Company International Limited (Nevada) <F3>            100%
 Parker Drilling Company of Alaska Limited (Alaska)                     100%
 Parker Drilling Company of New Guinea, Inc. (Oklahoma)                 100%
 Parker Drilling Company of North America, Inc. (Oklahoma)              100%
 Parker Drilling Company Limited (Nevada)                               100%

Certain subsidiaries have been omitted from the list since they would not, even if considered in the aggregate, constitute a significant subsidiary. All subsidiaries are included in the consolidated financial statements.
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
<F1>
  Parker Technology, Inc. owns 100% of three subsidiary corporations, namely:
   Parco Masts and Substructures, Inc. (Oklahoma)
   O.I.M.E. Export Corporation (Texas)
   O.I.M.E. International, Inc. (Texas)

<F2>
  Vance Systems Engineering, Inc. owns 100% of Parker Drilling Company Limited (Bahamas), 100% of Parker Drilling Company Kuwait, Ltd. (Bahamas) and 93% of Parker Drilling Company Eastern Hemisphere, Ltd. (Oklahoma). Parker Drilling Company Limited owns 7% of Parker Drilling Company Eastern Hemisphere, Ltd. (Oklahoma).

<F3>
  Parker Drilling Company International Limited owns 100% of three subsidiary corporations, namely:
    Parker Drilling U.S.A. Ltd. (Nevada)
    Choctaw International Rig Corp. (Nevada)
    Creek International Rig Corp. (Nevada)

  Choctaw International Rig Corp. owns 100% of the common stock of Parker Drilling Company of Indonesia, Inc. (Oklahoma).

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